UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



Date of Report (Date of earliest event reported):
          December  11, 2006

                  CLAYTON WILLIAMS ENERGY, INC.
     (Exact name of registrant as specified in its charter)


      Delaware             001-10924             75-2396863
  (State or other         (Commission          (IRS Employer
  jurisdiction of         File Number)      Identification No.)
   incorporation)


                    6 Desta Drive, Suite 6500
                   Midland, Texas  79705-5510
   (Address of principal executive offices including zip code)

       Registrant's telephone number, including area code:
                         (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange
  Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the "Company"), in September 2002, adopted an incentive plan for officers, key employees and consultants, excluding Clayton W. Williams, the Chairman of the Board, President and Chief Executive Officer of the Company, who promote the Company's drilling and acquisition programs. Management's objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants an after-payout interest in the production developed, directly or indirectly, by the participants. The plan generally provides for the creation of a series of partnerships between the Company and the participants to which the Company contributes a portion of its interest in wells drilled or acquired within certain areas. As a general rule, the Company pays all costs and receives all revenues until payout of its costs, plus interest; then at payout, the participants receive 99% to 100% of all subsequent net revenues attributable to the applicable interest.

On October 1, 2006 the Compensation Committee of the Board of Directors of the Company approved the formation of a participation agreement created pursuant to this plan and approved participation awards to certain officers, key employees and consultants. The Company entered into a participation agreement with the participants on December 11, 2006, to be effective as of October 1, 2006. The participation agreement is summarized as follows:

        Participation Agreement related to West Coast Energy
        Properties, L.P. ("WCEP LP"), a Texas limited partnership formed to acquire and develop certain oil and gas properties in California and Texas. The general partner of WCEP LP is West Coast Energy Properties GP, LLC ("WCEP GP"), a wholly-owned subsidiary of CWEI. Under this agreement, WCEP GP receives all of the cash flow from its investment in WCEP LP until it has recouped the fair value of its initial investment in WCEP LP, plus any further investment and a rate of return of 4.62%. Thereafter, the participants as a group will receive 7.5% of the cash flow from such investment.

Item 9.01  Financial Statements and Exhibits

The following exhibits are provided as part of the information furnished under Item 1.01 of this report.

     Exhibit
    Number                Description

        10.1     Participation  Agreement   relating   to   West
                     Coast    Energy  Properties, L.P.
                      dated December 11, 2006

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CLAYTON WILLIAMS ENERGY, INC.


December 13, 2006      By:  /s/ L. Paul Latham
                                          L Paul Latham
                                          Executive Vice President and Chief
                                          Operating Officer


December 13, 2006     By:  /s/ Mel G. Riggs
                                          Mel G. Riggs
                                          Senior Vice President and Chief
                                          Financial Officer